UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

Lancaster Colony Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 West Broad Street Columbus, Ohio		43215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-224-7141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(d) As previously reported, on November 21, 2011 Lancaster Colony Corporation (the “Corporation”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). The Corporation reported the matters submitted to the shareholders at the Annual Meeting and the results of the voting in a Current Report on Form 8-K filed on November 22, 2011 (the “Report”). Such Report is hereby amended pursuant to Item 5.07(d) to report the Corporation’s decision in light of the vote as to how frequently the Corporation intends to include a shareholder advisory vote on the compensation of executives in its proxy materials.

Consistent with the shareholders’ advisory vote on this matter, the Board of Directors of the Corporation approved an annual frequency for future advisory votes on executive compensation. As a result, the Corporation expects that an advisory vote on executive compensation will be held every year through 2017, when the next shareholder vote on the frequency of future advisory votes on executive compensation is required under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCASTER COLONY CORPORATION (Registrant)

Date: October 4, 2012	By:	/s/ JOHN L. BOYLAN
John L. Boylan
Treasurer, Vice President,
Assistant Secretary,
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)